Exhibit 23.1  Consent of Mohler, Nixon & Williams:


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-21092, 33-41509, 33-41515, 33-50510,
33-80838 and 33-39091) of CyberOptics Corporation of our report dated February 19, 1999, except for Note 7 as to which the date is July 8, 1999, relating to the financial statements of HAMA Laboratories, Inc., which appears in the Current Report on Form 8-K/A of CyberOptics Corporation dated July 19, 1999.





                                       MOHLER, NIXON & WILLIAMS
                                       Accountancy Corporation

Campbell, California
July 19, 1999